Exhibit 99.1

BGC Partners Announces Distribution Ratio for Spin-Off of Newmark

NEW YORK, NY – November 26, 2018 – BGC Partners, Inc. (NASDAQ: BGCP) (“BGC Partners”, “BGC”, or the “Company”), a leading global brokerage and financial technology company, today announced that it had determined the final distribution ratio relating to its previously announced distribution of all of the shares of Newmark Group, Inc. (NASDAQ: NMRK) (“Newmark”) held by the Company to stockholders of BGC.1 The Company will distribute these Newmark shares through a special pro rata stock dividend (the “Spin-Off” or “Distribution”).

The Spin-Off will be effective as of 12:01 a.m., New York City time, on November 30, 2018 (the “Distribution Date”) to BGC stockholders of record as of the close of business on November 23, 2018 (the “Record Date”). Based on the number of shares of BGC common stock outstanding as of the close of business on the Record Date, stockholders of BGC Partners Class A common stock will receive 0.463895 of a share of Newmark Class A common stock in the Distribution for every one share of BGC Partners Class A common stock held as of the Record Date.2 Following the Spin-Off, BGC will no longer hold any shares of Newmark.

Additional Information Regarding the Spin-Off Transaction

Newmark’s Class A common stock float will increase from approximately 23 million shares to approximately 155 million shares as a result of the Spin-Off.3 The Newmark shares to be distributed will be delivered in book-entry form, and BGC Partners stockholders who hold their shares of BGC Class A common stock through brokers or other nominees will have their shares of Newmark Class A common stock credited to their accounts by their brokers or other nominees. The Spin-Off is intended to qualify as generally tax free to BGC stockholders for U.S. federal income tax purposes.

On or about November 26, 2018, BGC is sending an information statement detailing the Distribution to its stockholders of record on the Record Date. BGC will post the information statement, along with an investor presentation discussing the Distribution, on its Investor Relations website at http://ir.bgcpartners.com. These materials will also be available at http://ir.ngkf.com. The Spin-Off is subject to certain conditions which are expected to be satisfied on or prior to the Distribution Date and described in the information statement. No vote or action is required by BGC Partners stockholders in order to receive the distribution of shares of Newmark common stock in the Distribution.

Goldman Sachs & Co. LLC, Cantor Fitzgerald & Co. and BofA Merrill Lynch served as financial advisors to BGC in connection with the Spin-Off, while Wachtell, Lipton, Rosen & Katz and Morgan, Lewis & Bockius LLP served as legal advisors.

[1]

This includes the shares of Newmark Class A and Class B common stock owned by BGC, as well as the shares of Newmark common stock into which the limited partnership units of Newmark Holdings, L.P. and Newmark Partners, L.P. owned by BGC were exchanged prior to and in connection with the Spin-Off.

[2]

The ratio of shares of Newmark Class B common stock distributed in the Distribution in respect of each share of BGC Partners Class B common stock (which is not publicly traded) outstanding on the Record Date is identical. The distribution ratio was determined based on the respective number of shares of BGC Class A and Class B common stock outstanding on the Record Date and the respective number of shares of Newmark Class A and Class B common stock to be held by the Company immediately prior to the effective time of the Distribution.

[3]

The float is defined as Class A common shares not owned by Cantor Fitzgerald, L.P. or its affiliates or by the executive officers and directors of Newmark. BGC’s stockholders will receive cash in lieu of any fraction of a share of Newmark common stock that they otherwise would have received.

About BGC Partners, Inc.

BGC Partners is a leading global brokerage and financial technology company. BGC owns GFI Group Inc., a leading intermediary and provider of trading technologies and support services to the global OTC and listed markets. BGC’s Financial Services offerings include fixed income securities, interest rate swaps, foreign exchange, equities, equity derivatives, credit derivatives, commodities, futures, and structured products. BGC provides a wide range of services, including trade execution, broker-dealer services, clearing, trade compression, post trade, information, and other services to a broad range of financial and non-financial institutions. Through brands including Fenics, BGC Trader, Capitalab, Lucera, and Fenics Market Data, BGC offers financial technology solutions, market data, and analytics related to numerous financial instruments and markets. BGC, BGC Trader, GFI, Fenics, Fenics Market Data, Capitalab, and Lucera are trademarks/service marks and/or registered trademarks/service marks of BGC Partners, Inc. and/or its affiliates.

BGC’s customers include many of the world’s largest banks, broker-dealers, investment banks, trading firms, hedge funds, governments, corporations, and investment firms. BGC’s Class A common stock trades on the NASDAQ Global Select Market under the ticker symbol “BGCP”. BGC Partners is led by Chairman and Chief Executive Officer Howard W. Lutnick. For more information, please visit http://www.bgcpartners.com. You can also follow BGC at https://twitter.com/bgcpartners, https://www.linkedin.com/company/bgc-partners and/or http://ir.bgcpartners.com/Investors/default.aspx.

About Newmark Group, Inc.

Newmark Group, Inc. (“Newmark Group”) is a publicly traded company that, through subsidiaries, operates as a full-service commercial real estate services business with a complete suite of services and products for both owners and occupiers across the entire commercial real estate industry. Under the Newmark Knight Frank name, the investor/owner services and products of Newmark Group’s subsidiaries include capital markets (including investment sales), agency leasing, property management, valuation and advisory, diligence and underwriting. Newmark Group’s subsidiaries also offer government sponsored enterprise lending, loan servicing, debt and structured finance, and loan sales. Newmark Group’s occupier services and products include tenant representation, global corporate services, real estate management technology systems, workplace and occupancy strategy, consulting, project management, lease administration and facilities management. Newmark Group enhances these services and products through innovative real estate technology solutions and data analytics designed to enable its clients to increase their efficiency and profits by optimizing their real estate portfolio.

Newmark Group has relationships with many of the world’s largest commercial property owners, real estate developers and investors, as well as Fortune 500 and Forbes Global 2000 companies. Newmark Group’s Class A common stock trades on the NASDAQ Global Select Market under the ticker symbol “NMRK”. Newmark is a trademark/service mark and/or registered trademark/service mark of Newmark Group and/or its affiliates. Knight Frank is a service mark of Knight Frank (Nominees) Limited. Find out more about Newmark at http://www.ngkf.com/, https://twitter.com/newmarkkf, https://www.linkedin.com/company/newmark-knight-frank/, and/or http://ir.ngkf.com/investors/investors-home/default.aspx.

Discussion of Forward-Looking Statements about BGC and Newmark

Statements in this document regarding BGC and Newmark that are not historical facts are “forward-looking statements” that involve risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements. Except as required by law, BGC and Newmark undertake no obligation to update any forward-looking statements. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see BGC’s and Newmark’s Securities and Exchange Commission filings, including, but not limited to, the risk factors set forth in these filings and any updates to such risk factors contained in subsequent Forms 10-K, Forms 10-Q or Forms 8-K.

Media Contact:

Karen Laureano-Rikardsen

+1 212-829-4975

Investor Contacts:

Ujjal Basu Roy (BGCP), Kelly Collar (NMRK), or Jason McGruder

+1 212-610-2426